Exhibit 10.3

CONFIDENTIAL

Proposal

For

Development of an Intravenous

Formulation for D1 1 B

Submitted to:                  PhytoMedical Technologies, Inc.

Prepared by:                  Andrew Chen, Ph.D.

                                                            LATITUDE Pharmaceuticals Inc.

Date Submitted:            June 24, 2009

Contract#                      20090624

LATITUDE Pharmaceuticals, Inc.
6364 Ferris Sq. Sand Diego, CA 921212
Tel: 868-S46-0897                                                        Fax: 858- 546-095

Development of an Intravenous Formulation for D11 B
Confidential

1.                                             Preface

This proposal is submitted by LATITUDE Pharmaceuticals, Inc. (LATITUDE') to PhytoMedical Technologies, Inc. ("CLIENT") for its review and approval and covers the development of an intravenous (IV) formulation for D11B.

In the event CLIENT accepts this proposal, the proposal. including the terms and conditions set forth in Section 6, shall form a binding agreement between LATITUDE and CLIENT governing the rights and obligations of the parties with the respect to the subject matter of this proposal. This Proposal /Agreement may also be referred to herein as the "Agreement" or the "Project".

For purposes of this Agreement. including the terms and conditions set forth in Section 6. the term "CLIENT'S API" shall mean D11 B

D11 B is insoluble in water LATITUDE will develop an intravenous formulation for it for use in the preclinical toxicology evaluation and possibly early stage human clinical trials (a "Prototype Formulation').

LATITUDE will develop the IV formulation to have the following general attributes:

1.1                It will be a solution or an emulsion formulation for intravenous injection.

1.2                It will be provided at an appropriate concentration at about 5-30 mg/mL D11B. LATITUDE will make its best efforts to achieve a concentration close to 30 mg/mL, as permitted by D11B solubility

1.3                It will contain ONLY injectable pharmaceutical ingredients, i.e. excipients that have been used in IV drug products approved by the FDA. In addition, all excipients used will be of a pharmaceutical or compendia' grade (e.g. USP, EP etc.) and can be sourced from GMP manufacturers.

1_4                  It will not contain any ingredient known to cause systemic or local (i.e., vein irritation) toxicity at the level used_ It will not contain toxic solubilizers

LATITUDE Pharmaceuticals, Inc.
6364 Ferris Sq. Sand Diego, CA 921212
Tel 868-S46-0897                                                        Fax: 858- 546-095

Development of an Intravenous Formulation for D118
 Confidential

such as Cremophor. Tween, DMSO. bile salt. and organic solvent at a high level or new and unproven chemicals,

1.5                It will be formulated at a neutral pH (e.g. pH 4 — 9, preferably 5-8)

1.6                It will be sufficiently stable for the intended use, i.e. 1-2 weeks under a defined storage condition.

1.7                It may be stored frozen at —20 to —30 deg C and thawed at RT prior to use

1.8                                   Optionally, it may be lyophilized to provide greater stability. LATITUDE will determine with the CLIENT the need for a lyophilized formulation based on the stability observations from Item 1.6 and 17

1.9                 It can be diluted in a common IV diluent such as 5% dextrose solution for injection (D5W) to allow for adjustment of dose, infusion rate, concentration/volume and such dilution would not result in drug precipitation in a defined time period.

1.10               It can be manufactured at a small to pilot scale with reasonable effort using conventional manufacturing facility/equipment.

2.         SCOPE

LATITUDE will perform the following activities:

2.1                                Develop/transfer an HPLC method for IV formulation development use.

2.2               Determine solubility of D11 B in various solvents, injectable excipients and/or vehicles.

2.3               Screen 4-6 existing IV formulation templates for drug stability and solubility. The test templates will consist solution and emulsion formulations developed by LATITUDE in the past with history of safe use in pre-clinical and clinical studies.

2.4                 Develop one Prototype Formulation based on stability, solubility findings and other pharmaceuticals considerations from the template-screening results..

LATITUDE Pharmaceuticals, Inc.
6364 Ferris Sq. Sand Diego, CA 921212
Tel 868-S46-0897                                                        Fax: 858- 546-095

Development of an Intravenous Formulation for D11 B
Confidential

2.5             Produce a small batch of the Prototype Formulation for in vitro tests and to support animal studies in compliance with the FDA's GLP guidance (21 CFR Part 58).

2.6              Study stability of the Prototype Formulation for A weeks with 0. 2 and 4 wk pulls at three temperatures (i.e 2-8, 25 and 40 deg C). Verify the stability after a freeze-thaw cycle.

2.7             Test and release the Prototype Formulation at up to 200 g (formulation) batch size Provide the product (vialed) to CLIENT for non-human use such as GLP toxicology and preclinical studies for an FDA IND application

2.8              Optionally at the CLIENT' request, further develop the Prototype Formulation into a lyophilized formulation ("Lyo") for a greater stability. The development scope will include•

(a)  a Lye composition.

(b)  a working freeze-drying process.

(c)  a Lyo reconstitution method.

 (d)   production of one Lyo batch.

 (e)    perform a stability study. and

  (f)   provide the Lye product to Client, under the same conditions as in Items 2.5, 2 6 and 2 7.

2 9               At CLIENT's request and additional expense, provide support to CLIENT to set up GMP manufacturing and conduct tech transfer.

3.                                                                      DELIVERABLES

LATITUDE will deliver to CLIENT

3.1                               A formulation summary report for the Prototype Formulation to include (a) components and composition, (b) small scale manufacturing process, (c) analytical methods developed for testing such as HPLC. (d) proposed specification, and (e) stability data.

3 2 One lot of the Prototype Formulation for non-human studies such as GLP toxicology and preclinical studies for an FDA IND application.

LATITUDE Pharmaceuticals, Inc.
6364 Ferris Sq. Sand Diego, CA 921212
Tel 868-S46-0897                                                        Fax: 858- 546-095

Development of an Intravenous Formulation for D11 B
Confidential

SCHEDULE, FEE AND PAYMENTS
Item	Activity	Project Fee	Complete by*
2.1- 2.7	IV formulation development	S44.800	2 months
3.1	Report	$2,000	3 months
2.8	Development of a "L o product	$19.500 (Optional)	4 months

From starting date, assuming starting date of June 29, 2009.

The Total Project Fee is $46.800. CLIENT will pay LATITUDE 50% of the Project Fee to initiate the project and 50% upon completion of the project. The project is deemed completed upon submission of the data summary (3.1) and the formulation sample (3.2) to CLIENT. Fees for Item 2.8 will be paid similarly when the CLIENT has decided to pursue the Lyo option.

CLIENT will reimburse LATITUDE at the invoiced cost plus 10% handling fee for purchase designated consumable parts such as HPLC columns, vials/stoppers/filters. special excipients, raw materials, solvents, reagents and shipping costs related to the IV formulation. Estimated material costs for this oroject are -$1.000-$4 000 CLIENT shall pay for costs associated with shipping the formulated samples and for any associated shipping insurance.

5.       MATERIALS NEEDED

LATITUDE will require about 1-5 grams of D11 B

6.         Terms and conditions

Confidentiality/Ownership

A.         LATITUDE agrees to maintain in confidence and to use only for the purposes hereof all information disclosed to it by or developed hereunder for CLIENT except to the extent such information (a) can be demonstrated to have already been in LATITUDE's possession or (b) already is or subsequently, without fault of LATITUDE becomes generally available to the public. in the event disclosure is required by legal process. LATITUDE shall provide timely notice to CLIENT in order to allow CLIENT to oppose such disclosure

LATITUDE Pharmaceuticals, Inc.
6364 Ferris Sq. Sand Diego, CA 921212
Tel 868-S46-0897                                                        Fax: 858- 546-095

Development of an Intravenous Formulation for DI1B
Confidential

B All information and materials provided to LATITUDE by CLIENT or developed by LATITUDE on CLIENT's behalf shall be and remain the sole property of CLIENT.

C CLIENT shall not, without LATITUDE'S prior written consent make any use of or disclose to any third party, any information contained in any proposal or quotation solicited by CLIENT from LATITUDE

D  CLIENT and LATITUDE retain all rights to all products and technologies that they had poor to this Agreement.

E.           In exchange for the entire TOTAL FEES paid to LATITUDE by CLIENT. LATITUDE shall carry out the Project and transfer all relevant information concerning the formulation, the process. and samples related to CLIENT's Active Pharmaceutical Ingredient ("CLIENTs API-, which in this case is D118) and obtained in the course of the Project to CLIENT All transferred information, with the exception of LATITUDE confidential information, shall be the sole and exclusive property of CLIENT and CLIENT shall have the exclusive right to use such information for any purpose involving the CLIENT's API without further obligation to LATITUDE LATITUDE retains the exclusive right to utilize information concerning formulation and the process for commercial purposes not related to the CLIENT's API LATITUDE shalt cooperate with CLIENT in taking all reasonable steps, including execution of documents, which are commercially necessary to enable CLIENT to protect its ownership interest.

F   For clanfication. LAT1TUDE's template formulations, which are not intended for commercialization, are considered as trade secrets and proprietary research tools for which LATITUDE retains all rights.

G.              For clarification, except as set forth in Paragraph 6E above and as necessary to the performance of each approved Proposal, this agreement shall not be construed as a license or permission to use the other party's intellectual property

H               LATITUDE shall not retain any subcontractor consultant. or other non-employee is

"Subcontractor) to perform services under this Agreement without obtaining CLIENT's prior, express written approval and a signed writing acceptable to CLIENT that binds the Subcontractor to the confidentiality and ownership of intellectual property terms of this Agreement and further obligates the Subcontractor to assign to CLIENT all right. title, interest and intellectual property rights in all material developed by the Subcontractor

I                  Items A-1 of this Confidentiality/Ownership Section shall survive the termination or xpiration of this Agreement.

Performance/Remedy

LATITUDE warrants that it will exercise reasonable care and a high standard of professional efforts to achieve the desired results in accordance with accepted and agreed to standards and procedures Owing to the nature of the services provided, however no guarantee of results to oe achieved is offered or intended. In the event of an error or omission on LATITUDE s part causing its performance to be unacceptable the sole and exclusive remedy of CLIENT shall be, at CLIENT's option, either (a) to have the defective performance corrected at no additional expense or (b) to receive a refund of or credit for that portion of any monies paid or payable by CLIENT which relates to such defective performance IN NO EVENT SHALL LATITUDE BE LIABLE TO CLIENT OR ANY THIRD PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES OFANY TYPE OR AMOUNT ARISING OUT OF ITSPERFORMANCE OR FAILURE OF PERFORMANCE HEREUNDER.

Premanufacture Notification

LATITUDE Pharmaceuticals, Inc.
6364 Ferris Sq. Sand Diego, CA 921212
Tel 868-S46-0897                                                        Fax: 858- 546-095

Development of an intravenous Formulation for 011 B
Confidential

Any product, including any isolated intermediate, produced hereunder which is intended solely to be used for research and/or developmental purposes, is believed to be exempt from the U.S. Environmental Protection Agency's Premanufacture Notification (PMN) Requirements. In any event, however. CLIENT agrees to assume all responsibility for filing any PMN which may be required in connection with any such product or intermediate and holds LATITUDE harmless should CLIENT fail to do so

Shipping

Unless otherwise agreed. any materials produced hereunder shall be packaged and shipped per CLIENT's instructions and in compliance with all applicable snipping regulations

Materials Disposition

LATITUDE will maintain all unused material, samples. data and compounds for six months following completion of the project, after which they will be destroyed by appropriate means Should CLIENT request alternate disposition of any or all of such items (e.g , continued storage or return to CLIENT), LATITUDE will comply, at CLIENT's expense such expense to be quoted and agreed upon in advance

Infringement

CLIENT shall defend. indemnify and hold LATITUDE harmless from and against any and all third party claims that LATITUDE's operations hereunder, to the extent they are specific to the product produced or process employed on CLIENT'S behalf, constitute an infringement of said third party's proprietary rights.

Payment

A                   Unless otherwise specifically agreed upon LATITUDE will bill CLIENT monthly for work/expenses actually incurred. Such invoices shall be payable on receipt. Upon the expiration of thirty (30) days from the date of the invoices. unpaid balances shall bear interest at a rate of one and one-half percent (1 1/2%) per month. Invoices shall be calculated and payments due in U.S. Dollars. (If CLIENT has specific invoicing instructions or requirements, e g the issue of a purchase order or billing to a separate address, please advise your LATITUDE contact.)

B.                                          All prices quoted are exclusive of taxes such as sales, use, value added or similar taxes
Any such taxes, other than taxes on LATITUDE'S income or property, whether now in effect or hereafter enacted, shall be the responsibility of CLIENT indemnification

A        Provided CLIENT has furnished LATITUDE with all safety and health information of which it is aware relating to the subject matter of the services to be performed and except for negligence on the part of CLIENT LATITUDE assumes all responsibility for and holds CLIENT harmless from all claims for any damage or injury resulting from and during the course of LATITUDE's performance hereunder

B        in the absence of negligence on the part of LATITUDE, CLIENT accepts full responsibility for any use of or reliance on any information or materials resulting from LATITUDE's performance hereunder and holds LATITUDE harmless from any adverse effects or claims resulting from such use or reliance.

Inspection and Visits

CLIENT has the right upon reasonable notice and subject to tnis Agreement to observe LATITUDE's then prevailing health and safety regulations. to visit LATITUDE to observe the progress of the work and to inspect any data relating to the Project However excessive visits and the effort to support such visits are disruptive to LATITUDE's work schedule and CLIENT may be billed. at the sole discretion of LATITUDE. for the additional time to prepare for and host such visits

LATITUDE Pharmaceuticals, Inc.
6364 Ferris Sq. Sand Diego, CA 921212
Tel 868-S46-0897                                                        Fax: 858- 546-095

Development of an Intravenous Formulation for D118
 Confidential

Change Orders

If CLIENT requests a change to the original Project scope ("Change Order"), at the sole discretion of LATITUDE an additional 10% of the Project Fees may be charged for implementing the Change Order

Postponement

In the event that CLIENT postpones further work after the Project has been started. LATITUDE will put the Project into hibernation. To reactivate the Project CLIENT will be charged 10% of the Project Fee and the project timelines will be adjusted accordingly.

Term and Termination

The term of this Agreement shall expire upon completion of the Project. unless extended by mutual written agreement of the Parties or earlier terminated as set forth in the next sentence. In the event of CLIENT's early termination of this agreement. LATITUDE shall, upon receipt of notice. make every effort to bring the work in progress to a reasonable stopping point as quickly as possible, unless instructed by CLIENT to cease all efforts regardless of consequences LATITUDE will apply all reasonable efforts to reduce costs to CLIENT, however, CLIENT shall remain responsible for all charges incurred prior to actual termination. any unavoidable third party charges or expenses, and a prorated portion of LATITUDE s service fees, computed to the date of termination. If CLIENT cancels the Project or an Addendum after it has started. deposits/fees are refundable less charges incurred by LATITUDE pnor to the cancellation. In addition a cancellation fee of 25% of the Project Fees will apply.

Force Majeure

LATITUDE shall not De responsible for any failure of or delay in performance hereunder which may be due. in whole or in part, to any occurrence. cause or causes beyond its reasonable control. The performance schedule, if any, shall be adjusted to account for any such delays.

Assignment

These Terms and Conditions, the obligations arising hereunder and the services to be performed by LATITUDE in accordance herewith, may not be assigned by LATITUDE, in whole or in part without the prior written consent of the CLIENT.

Use of Names

Neither party shall use or disclose the name of the other in any advertising, sales, marketing or other promotional material, without the prior written consent of the other

Independent Contractor

LATITUDE shall at all times perform as an independent contractor not as an employee or agent of CLIENT, and shall have no right or authority to commit or obligate CLIENT unless specifically appointed to do so in writing.

Integration

Unless otherwise agreed to in writing signed by both parties. this document and any related documents incorporating same by reference represent the entire understanding of the parties Should CLIENT choose to issue a purchase order for the services to be provided, such purchase order should reference this document and shall be issued solely for the convenience of the CLIENT and to provide subject matter description and shall otherwise De of no legal effect.

Law

These Terms and Conditions shall be interpreted and applied in accordance with the laws of the State of California

Acceptance

LATITUDE Pharmaceuticals, Inc.
6364 Ferris Sq. Sand Diego, CA 921212
Tel 868-S46-0897                                                        Fax: 858- 546-095

Development of an Intravenous Formulation for D11B
Confidential

LATITUDE requires written acceptance of proposal, quotations and protocols, including these Terms and Conditions Unless otherwise stated, any pnces and timetables quoted are good for a period of ninety (90) days from date of issue.

7.       Agreed and accepted by

/s/ Greg Wujek

Name: Greg Wujek

Title: President, CEO, Phytomedical Technologies, Inc.

Date: 7-6-09

/s/ Andrew Chen

Name: Andrew Chen

Title: President Latitude Pharmaceuticals, Inc.

Date: 7-6-09

LATITUDE Pharmaceuticals, Inc.
6364 Ferris Sq. Sand Diego, CA 921212
Tel 868-S46-0897                                                        Fax: 858- 546-095